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                                                                     EXHIBIT 4.2

                                SECOND AMENDMENT
                                     TO THE
                              BOWATER INCORPORATED
                        SALARIED EMPLOYEES' SAVINGS PLAN

         WHEREAS, Bowater Incorporated, a Delaware corporation (the "Corporation"), established the Bowater Incorporated Salaried Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Corporation desires to amend the Plan, to change a part of the definition of "Change in Control" thereunder;

         NOW, THEREFORE, the Plan is hereby amended, effective February 26, 1999, as follows:

Section 18.03(a)(iv) is amended to read:

         "(iv) the date on which less than 50% of the total membership of the Board consists of Continuing Directors."

         IN WITNESS WHEREOF, Bowater Incorporated has caused this Second Amendment to be executed by its duly authorized officer this 4th day of August, 1999.


                                     BOWATER INCORPORATED

                                     By: /s/ ANTHONY H. BARASH
                                        ---------------------------------------
                                        Anthony H. Barash


                                     Its: Sr. Vice President, Corporate Affairs
                                          -------------------------------------
                                          and General Counsel
                                          -------------------------------------